EXHIBIT 10.10

LOAN AGREEMENT

THIS LOAN AGREEMENT made as of July 30, 2008, by and between DGR Investments, LLC, a New Jersey Limited Liability Corporation, with offices at 4301-4315 Tonnelle Avenue, North Bergen, New Jersey, (hereinafter referred to as the “Secured Party” or “DGR”) and Presto Food & Beverage, Inc., a New York corporation, having its principal office located at 410 Park Avenue, Floor 15th , New York, New York 10022 (hereinafter referred to as the “Borrower” or “Debtor”).

W I T N E S S E T H:

WHEREAS, the Borrower has executed and delivered various documents, agreements and instruments to DGR in connection with a $750,000.00 line of credit loan facility (the “Revolving Line of Credit”) including but not limited to a Revolving Line of Credit Note, Guarantees of Fernando O. Leonzo and Jose Mario Ortega, each dated as of the date hereof and a Security Agreement and all such documents, agreements and instruments executed by the Borrower each dated as the date herewith.

NOW, THEREFORE, in consideration of the compensation, premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions

1.1

As used in this Loan Agreement, the following terms shall have the means ascribed to them as follows:

“Agreement” shall mean this Loan Agreement, together with any and all exhibits, schedules, amendments or supplements hereto.

“Compensation” shall mean the 288,455 (96,153  for the Revolving Credit Note and 192,307 for the Standby Letters of Credit) shares of common stock of Borrower (at $.26 per share) issued to DGR in connection with the Loan Facility.

“Guarantor” shall mean the Guarantee of Fernando O. Leonzo and Jose Mario Ortega dated even date herewith

“Letters of Credit” shall mean Standby letters of credit issued by DGR up to $500,000 in the aggregate, a form of which is attached hereto.

“Line of Credit” shall mean the Revolving Line of Credit of up to $750,000.00  which is available to the Borrower for the issuance of Standby Letters of Credit, and own note borrowings (known as Revolving Credit Loans).

“Loan” shall mean any advance, loan, or extension of credit to the Borrower by DGR including but not limited to Standby Letters of Credit and direct note borrowings.

“Security Agreement” shall mean the Security Agreement executed by Borrower granting to DGR a security interest in the collateral.

“Loan Documents” shall mean the Loan Documents, the within Agreement, and all agreements, instruments and documents executed in conjunction herewith.

“Loan Facility” shall mean the Line of Credit loan facility established under the Loan Documents, having a maximum principal amount of $750,000.00 pursuant to the terms of the within Agreement.

“Maturity Date” shall mean July     2009.

“Obligations” shall mean all indebtedness, obligations and liabilities of Borrower of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdraft, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account, including, but not limited to all loans (including any loan modification, renewal or extension), all indebtedness including  all interest, taxes, fees , charges, expenses and attorney’s fees chargeable to Borrower or incurred by DGR under this Agreement, or any other document or instrument delivered in connection herewith or therewith, whether or not arising out of or related to extensions of credit made pursuant to the Loan Documents.

“Permitted Liens shall mean only those liens listed on Exhibit A attached hereto and shall be deemed permitted liens.  No other lines shall be permitted.

1.2

If not otherwise defined in this Agreement, terms used herein which are defined by the Loan Documents shall have the same meaning as prescribed therein.  Whenever the context of use of a particular term suggests that such term be in the plural or of a different gender, said term shall be deemed to have such other meaning in the event that such term does not appear in the plural or reflect such other gender.

SECTION 2.   Statement of Certain Conditions.

2.1

The Maturity Date of the Loan Facility is July             2009, on which date there shall be due and payable all principal, interest, fees, charges and all other sums outstanding in connection with the Loan Facility under the Loan Documents.  With respect to Standby Letters of Credit established under the Loan Facility which will expire or mature beyond the Maturity Date of the Loan Facility, the maximum time for such expiration or maturity of such Standby Letters of Credit shall be determined by DGR.  The liability of the Borrower and any other party liable for the Obligations with respect to Standby Letters of Credit, or any other document, instrument or obligation arising from the Loan Documents which mature beyond the Maturity Date, if any, shall continue until all Obligations thereunder and under the Loan Docu0ments to DGR have been satisfied in full.

2.2

The maximum principal amount of the Line of Credit is $750,000.00.

2.3

The maximum aggregate principal amount of Revolving Line of Credit shall be $250,000.00.

2.4

At no time shall the aggregate amount of all Loans made by DGR from the Standby Line of Credit exceed the principal amount of $750,000.00.  Should the outstanding amount of all Loans in the aggregate, or should any Loans by category, exceed any limitations set forth in this Agreement at any time, the excess, and only the excess, shall continue to be secured by the Collateral, shall be subject to all of the terms of the loan Documents and, at the option of DGR, shall immediately become due and payable on demand by DGR.

2.5

All loans shall be subject to the approval of DGR which approval shall be at DGR’s absolute and uncontrolled discretion.

SECTION 3.   Security.

3.1

As security for the payment and discharge of all Obligations, the Borrower hereby grants and shall continue to grant to DGR a security interest in the following present and future property of the Borrower: Accounts, Chattel Paper, Inventory, Instruments, General Intangibles, Documents and proceeds and products of the foregoing (the “Collateral”).  Any term used in the Uniform Commercial Code (“UCC”) and not defined in the Security Agreement which Security Agreement is incorporated herein and made a part hereof shall have the meaning given to the term in the UCC.

3.2

The Borrower hereby irrevocably authorizes DGR at anytime and from time to time to file in any Uniform Commercial Code jurisdiction any financing statements and amendments thereto that indicate the Collateral.

SECTION 4.   Representations and Warranties of the Borrower.

4.1

The Borrower hereby affirms all warranties covenants, agreements, representations, and undertakings set forth in the Loan Documents except as may be modified by the express provisions of this Agreement.

4.2

The execution and delivery of, and the consummation of the transactions contemplated under, this Agreement and all of the other loan Documents, have been duly authorized and approved and no other proceedings on the part of the Borrower is necessary or required under the laws of the State of New York, and all other jurisdictions which may have an effect on the validity and enforceability of the Loan Documents.

4.3

The Loan Documents and Compensation delivered or to be delivered by the Borrower are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

SECTION 5.   Additional Provisions.

5.1

The Borrower may have executed or may hereafter execute instruments, agreements and documents evidencing indebtedness to DGR not referenced in the Loan Documents or this Agreement.  This Agreement does not modify, nor is the Borrower released from, all obligations of the Borrower under such instruments, agreements, and documents which remain in full force and effect.

5.2

Any default by the Borrower under any of the Loan Documents or under any other instrument, document or agreement executed by the Borrower or any Guarantor in favor of DGR at any time, now existing or hereafter arising, or a default in any debt or other obligation owed to DGR by the Borrower or any Guarantor, now existing or hereafter arising, whether or not such instrument, document, agreement, debt or other obligation arose from the Loan Documents, shall constitute a default under the Loan Documents.

5.3

Any default under this Agreement shall also constitute a default under each of the Loan Documents and under any other instrument, document or agreement executed at any time by the Borrower or the Guarantors in favor of DGR, whether or not such other instrument, document or agreement is related to the Loan Documents, and whether or not cross default language appears in any of the other Loan Documents or in any such other instrument, document or agreement.

SECTION 6.

Affirmative Covenants

Borrower covenants and agrees with DGR that, so long as this Agreement remains in effect, the Borrower shall:

6.1

Promptly inform DGR in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings, or similar action affecting Borrower or any Guarantor which could materially affect the financial condition of Borrow or the financial condition of any Guarantor.

6.2

Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit DGR to examine and audit Borrower’s books and records at all reasonable times.

6.3

Furnish DGR with:

(a)

Annual Statements as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, compiled by a certified public accountant satisfactory to DGR.

(b)

Tax Returns as soon as available, but in no event later than ninety (90) days after the applicable filing date for the tax reporting period ended, federal and other governmental tax returns, prepared by a tax professional satisfactory to DGR.

6.4

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis and certified by Borrower as being true and correct.

6.5

Monthly statements.  Furnish DGR with statements listing therein all sales, shipping, accounts payable and accounts receivable for each month during the term of the Loan Facility.  All statements to be in form and substance acceptable to DGR.  Each statement shall be furnished to DGR by the tenth (10th) day of each month.

6.6

Insurance.  Maintain fire and other risk insurance, public liability insurance, and such other insurance as DGR may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to DGR.  Borrower upon request of DGR will deliver to DGR from time to time the policies or certificates of insurance in form satisfactory to DGR including stipulations that coverages will not be cancelled or diminished without at least fifteen (15) days prior written notice to DGR.  Each insurance policy also shall include an endorsement providing that coverage in favor of DGR will not be impaired in any way by any act, omission, or default of Borrower or any other person.  In connection with all policies covering assets in which DGR holds or is offered the security interest for the Loans, Borrower will provide DGR with such lender’s loss payable or other endorsements as DGR may require.

6.7

Additional information.  Furnish such additional information and statements as DGR may request from time to time.

6.8

Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by DGR in writing.

6.9

Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits.  Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

6.10

Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this agreement, in the Loan Documents and in all other instruments and agreements between Borrower and DGR. Borrower shall notify DGR immediately in writing of any default in connection with any agreement.

6.11

Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to DGR of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

6.12

Comply with all laws, ordinances, and regulations, now or hereafter in affect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation the Americans With Disabilities Act.  Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, as long as Borrower has notified DGR in writing prior to doing so and so long as, in DGR’s sole opinion, DGR’s interests in the Collateral are not jeopardized.

6.13

Permit employees or agents of DGR at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts and records and to make copies and memoranda of Borrower’s books, accounts and records.  If Borrower now or any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party.  Borrower, upon request of DGR, shall notify such party to permit DGR free access to such records at all reasonable times and to provide DGR with copies of any records it may request, all at Borrower’s expense.

6.14

Any notices received to be given under this Agreement shall be given in writing and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail, postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep DGR informed at all times of Borrower’s current address.

SECTION 7.

Miscellaneous

7.1

Concerning Successors and Assigns.

All covenants, agreements, representations and warranties made herein shall survive execution of the Loan Documents, and shall continue in full force and effect so long as the Obligations under the Loan Documents are outstanding.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or any Guarantor which are contained in this Agreement shall bind its successors and assigns and inure to the benefit of the successors and assigns of DGR.

7.2

New Jersey Law Governs.  This Agreement and all of the Loan Documents shall be construed in accordance with and governed by the laws of the State of New Jersey and irrespective of any conflicts of law.

7.3

Modifications in Writing.  Modification or the waiver of any provisions of this Agreement or the Loan Documents shall in no event be effective  unless the same shall be in writing and signed by DGR and the Borrower and any Guarantors as necessary to modify the guarantee, and then such modification or waiver shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in the same circumstances.

7.4

Captions.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.5

Severability.  In the event any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

7.6

Other Documents.  In the event that any provision of the Loan Documents conflict with each other, the interpretation agreed upon is that which will most effectively protect DGR’s security.

7.7

Jury Waiver and Others.  THE UNDERSIGNED EXPRESSLY WAIVES THE RIGHT TO A JURY TRIAL ON ALL ISSUES SO TRIABLE; CONSENTS TO AND CONFERS PERSONAL JURISDICTION OVER SUCH PARTY ON THE COURTS OF THE STATE OF NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY; EXPRESSLY WAIVES ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH STATE COURTS; EXPRESSLY WAIVES ANY RIGHT OF REMOVAL FROM SUCH STATE COURTS; AND AGREES THAT ANY ACTION ARISING FROM THIS AGREEMENT OR ANY TRANSACTION HEREUNDER MUST BE BROUGHT ONLY IN THE STATE OF NEW JERSEY.

7.8

Expenses and Fees.  The Borrower will pay all expenses including attorneys fees and expenses incurred by DGR in connection with this Agreement and the Loan Documents, whether or not the transactions thereby contemplated shall be consummated, provided, however, that any such fees including xpenses shall not exceed $10,000.00 in the aggregate.

7.9

Further Assurances and Corrective Instrument.  The Borrower agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of the Loan Documents or as requested by DGR to perfect or preserve the security interests or liens granted to it pursuant to the Loan Documents.

7.10

Non-signing Parties.  The parties hereto agree that this Agreement is made on the express condition that it shall not be construed as precluding DGR, its successors and assigns, from enforcing any and all rights against any other party liable under the Loan Documents, as maker, endorser, guarantor, surety or in any other capacity whatsoever, whose written assent thereto has not been obtained, for which purpose the obligations under the Loan Documents may be treated as overdue and collectible immediately in accordance with the terms thereof as if ths Agreement had not been made.

7.11

Counterparts.   This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.12

Effective Date and Term.  This Agreement shall become effective upon the date set forth on page 1 hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this document as of the day and year first above written.

WITNESS OR ATTEST:

Presto Food & Beverage, Inc.

/s/ [illegible]

By         /s/ Fernando O. Leonzo

Name:    Fernando O. Leonzo

Title:      President

DGR, LLC

/s/ [illegible]

By             /s/ Richard Huang

Name:    Richard Huang

Title:      Managing Member